UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8056
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

1.           Employment Agreements and Option Grants.

Effective September 30, 2010, the Company entered into (a) amended and restated employment agreements for Jeffrey Jacobson, the Company’s Chairman, President and Chief Executive Officer, and Jeffrey A. Cook, the Company’s Executive Vice President and Chief Financial Officer and (b) a new employment agreement with James R. Van Horn, the Company’s Vice President, General Counsel and Secretary.  Each of the new employment agreements have terms of three years and allow for renegotiation and renewal as long as the parties do not notify each other of their decision not to extend the agreements by March 30, 2013.  If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, employment will terminate as of the end of the term.

A.	Jeffrey Jacobson Amended and Restated Employment Agreement

The additional principal changes from Mr. Jacobson’s prior employment agreement are as follows:

The Agreement provides that Mr. Jacobson be granted on September 30, 2010 options to purchase 250,000 shares of the Company’s common stock (the “Initial Grant”), and on January 3, 2011 an option to purchase 250,000 shares of the common stock (the “Second Grant”), all of which options shall vest as set forth below (subject to accelerated vesting provisions as provided in the employment agreement or in the option agreement in the event of a change of control (as defined):

•	One-third of the Initial Grant and one-third of the Second Grant shall vest on September 30, 2011;

•	One-third of the Initial Grant and one-third of the Second Grant shall vest on September 30, 2012; and

•	One-third of the Initial Grant and one-third of the Second Grant shall vest on September 30, 2013

The per share exercise price for  the options are determined by the closing per share price of the common stock  on (i) September 30, 2010 ($2.19) with respect to the Initial Grant, and (ii) January 3, 2011 with respect to the Second Grant.

If the term of his employment agreement is not extended, Mr. Jacobson will receive the following severance payments:

•
If the company notifies Mr. Jacobson that it does not desire to extend the agreement, Mr. Jacobson will receive severance in an amount equal to 1.5 times his then current base salary, target bonus and any discretionary bonus paid in the prior year with such product payable in equal installments over 18 months.

•	If Mr. Jacobson notifies the company that he does not desire to extend the agreement, or if the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Jacobson will receive severance in an amount equal to 1.5 times his then current base salary payable in equal installments over 18 months.

Under any of the termination scenarios above, all unvested options, restricted stock and other equity previously granted to Mr. Jacobson shall vest on the termination date and any restrictions previously placed on such equity awards shall lapse and the equity awards shall be freely transferable.

B.	Jeffrey A. Cook Amended and Restated Employment Agreement

The additional principal changes from Mr. Cook’s prior employment agreement are as follows.

Under his amended employment agreement, Mr. Cook’s base salary will increase to $335,000, which will be reviewed at least annually.  The base salary cannot be decreased without Mr. Cook’s consent.  Mr. Cook is eligible to receive an annual discretionary target bonus of up to 70% of his annual base salary.  The actual amount of the bonus will be based on Mr. Cook’s achievement of certain goals and objectives to be determined by the Board or the Compensation Committee.

Upon involuntary termination following a change in control, or termination for good reason within one and a half years following a change in control, Mr. Cook will receive severance pay in the amount of three times his then current base salary.  In addition, the definition of good reason has been amended to include the failure to re-elect or reappoint Mr. Cook to the board of directors and the occurrence of a change in control.

If the parties negotiate but fail to agree to the terms of an extended employment agreement by June 30, 2013, Mr. Cook will receive severance in an amount equal to one times his then current base salary payable in equal installments over 12 months.

The noncompete provisions and other restrictive covenants applicable to Mr. Cook following his termination of employment will apply for differing periods (the “Restricted Period”) depending on the reason for his termination of employment.  If Mr. Cook is terminated for Cause (as defined in the employment agreement) or resigns without Good Reason (as defined in the employment agreement) , or gives notice of his intent not to renew the employment agreement, the Restricted Period ends eighteen months from Mr. Cook’s termination date. If Mr. Cook resigns for Good Reason as a result of a Change in Control, the Restricted Period ends twelve months from the date of the Change in Control. If Mr. Cook’s employment is terminated by the Company without Cause, or if Mr. Cook resigns for a Good Reason (other than as a result of a Change in Control), the Restricted Period ends six months from the Termination Date. If the Company gives notice of its intent not to extend the employment agreement, the Restricted Period ends on the Termination Date.

C.	James R. Van Horn Employment Agreement

The agreement with Mr. Van Horn provides for the following compensation and benefits:

The agreement sets forth an initial base salary of $293,000, which will be reviewed at least annually.  The base salary cannot be decreased without Mr. Van Horn’s consent. Mr. Van Horn is eligible to receive an annual discretionary target bonus of up to 50% of his annual base salary.  The actual amount of the bonus will be based on Mr. Van Horn’s achievement of certain goals and objectives to be determined by the Board.

Mr. Van Horn is also entitled to participate in the Company’s benefit plans, including pension, retirement, life insurance and medical insurance plans (if so adopted by the Company).  He is also entitled to a car allowance in the amount of $1,000 per month and reimbursement for gasoline.

Under the terms of Mr. Van Horn’s employment agreement, if his employment is terminated by the Company without cause or if either the Company or Mr. Van Horn provides the other party with notice of non-renewal of the employment term, Mr. Van Horn shall be entitled to the following payments and benefits upon his termination of employment:

•	One year of base salary, payable in 12 equal monthly installments; and

•	Full vesting of unvested stock options (upon a non-renewal of the initial employment term by the Company).

If his employment is terminated by the Company without cause or by him with good reason in connection with or within the one and a half year period following a change in control, he shall be entitled to the following payments and benefits upon his termination of employment:

•	Three times Mr. Van Horn’s base salary, payable in a lump sum; and

•	Full vesting of unvested stock options upon a change of control.

In addition, upon his death or disability, all stock options held by Mr. Van Horn will vest in full.

For purposes of Mr. Van Horn’s employment agreement, “cause” is defined as

•	conviction of a felony or theft from the Company;

•	breach of fiduciary duty involving personal profit; or

•	sustained and continuous conduct by Mr. Van Horn that adversely affects the reputation of the Company.

“Good Reason” is defined as any one of the following, without Mr. Van Horn’s consent:

•	any material diminution in Mr. Van Horn’s duties, title, authority or reporting line;

•	a reduction in or failure to pay compensation when due;

•	A change in control (as defined below);

•
Mr. Van Horn’s benefits under any employee benefit or welfare plan are reduced to less (subject to the Company’s right to provide equivalent benefits in cash or otherwise in kind) than the benefits of 90% of the Company’s employees under any employee benefit or welfare plan, unless such reduction is initiated by Mr. Van Horn; or

•	a relocation to a location that is more than more than 50 miles from the Employer’s executive offices in Greenwich, Connecticut.

“Change in control” means (a) individuals who constitute the board of directors cease to constitute a majority of the board as a result of any cash tender or exchange offer, merger or other similar transaction; (b) the consummation of a merger or consolidation of the Company, with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned beneficially by persons other than the shareholders who owned beneficially more than 50% of the combined voting power of the Company’s securities immediately prior to such merger, consolidation or other reorganization; (C) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

Mr. Van Horn’s right to receive severance payments and benefits is conditioned upon his execution of a release and compliance with the confidentiality and non-competition and non-solicitation covenants contained in his employment agreement. The duration of Mr. Van Horn’s restrictive covenants is identical to the Restricted Period for Mr. Cook described above.

This summary of the employment agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the employment agreements, included as Exhibits 10.1, 10.2 and 10.3 to this filing.

.
2.	Repricing of Options.

With respect to all stock options previously granted to the Company’s executive officers under the Company’s 2003 Stock Option and Incentive Plan, the Compensation Committee approved on September 30, 2010 the repricing of such options so that each such option outstanding shall have an exercise price equal to the per share closing price ($2.19) of the Company’s common stock on the Nasdaq Global Market on that date.  The terms of the options repriced held by current executive officers are as follows:

Named Executive Officer	Expiration Date of Option	Number of Shares	Original Exercise Price
Jeffrey A. Cook	2/27/2017	250,000	$6.01
Kathleen McHugh	6/11/2018	75,000	5.97
James Van Horn	10/23/2017	75,000	6.42

Item. 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number                                           Description

10.1                                Amended and Restated Employment Agreement with Jeffrey Jacobson

10.2                                Amended and Restated Employment Agreement with Jeffrey A. Cook

10.3                                Employment Agreement with James R. Van Horn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: October 4, 2010	/s/ James R. Van Horn
James R. Van Horn Vice President, General Counsel and Secretary